Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2019 Financial Results

with Strong Revenue Growth of 42% Over Prior Year

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA, WI -- March 30, 2020 -- Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), developer of the EcoSmart Platform of intelligent automation designed to optimize occupancy comfort, energy management and operational efficiencies for living environments, announces financial results for the fiscal year ended December 31, 2019. Management will host a teleconference at 4:30pm ET today to discuss these results with the financial community.

“2019 represented a significant increase in industry demand for intelligent automation and Telkonet was well-positioned to take advantage of the opportunity,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “Through innovative products and strong channel support, we continue to broaden our EcoSmart platform and its market penetration in support of our strategic growth goals.”

Operating and Financial Highlights Comparison for the Years Ended December 31, 2019 and 2018:

•	Total revenues increased 42% year over year.
•	Total revenues increased in all core markets year over year, with the hospitality market leading the way with an increase of $2.1 million, or 30%.
•	Product revenues derived from value-added resellers and distribution partners were $8.6 million, an increase of 39% compared to prior year.
•	Material costs as a percentage of product revenues were 42%, an improvement of 8%, compared to the prior year period.
•	Operating expenses decreased 14% in second half of 2019 compared to first half of 2019, resulting from a number of cost elimination and liquidity actions initiated during the second half of 2019.
•	Operating losses were $2.0 million for the year, an improvement of $1.0 million year over year.
•	During the twelve-month period ended December 31, 2019, the Company’s cash balances decreased, on average, approximately $0.11 million per month compared to a decrease of approximately $0.31 million per month for the prior year period.
•	For the three month period ended December 31, 2019, with reported net income of $0.2 million, the Company achieved profitable operations as a single reportable business unit, for the first time.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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“Telkonet’s fourth quarter performance capped a strong 2019 that demonstrates the development of the Company overall,” continues Tienor. “I’m extremely proud of the efforts of the entire organization in meeting our growth demands and have high expectations for the Company’s continued performance in 2020.”

Financial Results Review

Fiscal Year 2019

Revenue: Total revenue increased $3.6 million to $12 million for the fiscal year ended December 31, 2019 compared to $8.4 million for the comparable period in 2018.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform increased $3.6 million to $11.2 million for the fiscal year ended December 31, 2019 compared to $7.6 million for the comparable period in 2018.

Recurring Revenue: Recurring revenue which principally arises from call center support services decreased $0.05 million to $0.8 million for the fiscal year ended December 31, 2019 compared to fiscal year ended 2018.

Gross Margin: Gross profit percentages decreased to 42% for the fiscal year ended December 31, 2019 from 45% for the comparable period in 2018.

Net Loss: A net loss of $2.0 million was incurred for the fiscal year ended December 31, 2019 compared to a net loss of $3.0 million for the comparable period in 2018.

Teleconference

Date: Monday, March 30, 2020

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until April 13, 2020, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID# 13649459 to access the replay.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), operating income (loss), or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2019 and 2018, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Revenues, net:
Product	$11,212,854	$7,616,415
Recurring	769,342	815,564
Total Net Revenues	11,982,196	8,431,979

Cost of Sales:
Product	6,703,494	4,392,643
Recurring	301,500	269,443
Total Cost of Sales	7,004,994	4,662,086

Gross Profit	4,977,202	3,769,893

Operating Expenses:
Research and development	1,737,385	1,879,676
Selling, general and administrative	5,155,092	4,843,859
Depreciation and amortization	66,082	67,107
Total Operating Expenses	6,958,559	6,790,642

Operating Loss	(1,981,357)	(3,020,749)

Other Income (Expenses):
Gain on sale of fixed assets	150	–
Interest income (expense), net	(53,289)	13,622
Total Other Income (Expense)	(53,139)	13,622

Loss before Provision for Income Taxes	(2,034,496)	(3,007,127)
Income Tax Provision (Benefit)	(100,363)	9,623
Net Loss Attributable to Common Stockholders	$(1,934,133)	$(3,016,750)

Net Loss per Common Share:

Basic - net loss attributable to common stockholders	$(0.01)	$(0.02)

Diluted - net loss attributable to common stockholders	$(0.01)	$(0.02)

Weighted Average Common Shares Outstanding used in computing basic net loss per share	135,213,641	134,055,098
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	135,213,641	134,055,098

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS

TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2019	2018
Net loss	$(1,934,133)	$(3,016,750)
Interest (income) expense, net	53,139	(13,622)
Income tax provision (benefit)	(100,363)	9,623
Depreciation and amortization	66,082	67,107
EBITDA	(1,915,275)	(2,953,642)
Adjustments:
Stock-based compensation	7,261	6,404

Adjusted EBITDA	$(1,908,014)	$(2,947,238)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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